Exhibit 10.1
SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 13th day of August, 2025 (the “Amendment Effective Date”), by and between IIP-PA 1 LLC, a Delaware limited liability company (“Landlord”), and Pennsylvania Medical Solutions, LLC, a Pennsylvania limited liability company (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of April 6, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated December 7, 2018 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of January 14, 2020 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement dated as of April 10, 2020 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated as of August 25, 2020 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated as of April 1, 2021 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Lease Agreement dated as of February 2, 2022 (the “Sixth Amendment”) and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Agreement, and the Fifth Amendment, the “Existing Lease”), whereby Tenant leases the premises from Landlord commonly referred to as 2000 Rosanna Avenue in Scranton, Pennsylvania; and

B.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Replacement Lights. Tenant has requested that Landlord consent to Tenant financing the purchase and installation of certain cultivation lights for the Premises (the “Replacement Lights”) through an equipment lease (“Equipment Lease”) with Xtraction Services, Inc. (“Equipment Lessor”). The Replacement Lights will replace certain existing lights that are owned by Landlord and were installed as part of the Tenant Improvements to be maintained, repaired and replaced by Tenant during the Term of the Lease (the “Existing Lights”). Subject to the terms of this Amendment, Landlord has agreed to consent to the foregoing and to execute and deliver a landlord waiver agreement to Equipment Lessor in the form approved by Landlord. Upon removal of the Existing Lights, Tenant agrees to store and maintain the Existing Lights in good condition, normal wear and tear excepted. Once the Replacement Lights have been paid for in full under the Equipment Lease, Landlord shall be deemed to be the owner of such Replacement Lights and the Replacement Lights and the Existing Lights shall remain part of the Premises. If the Replacement Lights are removed by Tenant or Equipment Lessor, then Tenant shall be required to reinstall the Existing Lights to working order and condition or install new replacement cultivation lights of at least the same quality and otherwise in good working order and condition, subject to and in accordance with the terms of the Lease. Following any termination of the Lease due to an uncured Default by Tenant, upon Landlord’s request, Tenant shall assign to Landlord all rights of Tenant in and to the Equipment Lease with respect to the Replacement Lights.

3.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

4.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

8.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

9.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:·

IIP-PA 1 LLC,
a Delaware limited liability company

By:      Name:      Title:

TENANT:

PENNSYLVANIA MEDICAL SOLUTIONS, LLC,
a Pennsylvania limited liability company

By:      Name:      Title: